EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of Remark Holdings, Inc. of our report dated April 17, 2023, relating to their consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended (which report includes an explanatory paragraph relating to substantial doubt about Remark Holdings, Inc.’s ability to continue as a going concern).

/s/ Weinberg & Company

Los Angeles, California
September 15, 2023